Exhibit 4.1

FORM OF GUARANTEED NOTE

FOR THE PURPOSES OF SECTION 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE NOTES WERE ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). BEGINNING NO LATER THAN 10 DAYS FROM THE DATE HEREOF, A PURCHASER MAY, UPON REQUEST, OBTAIN FROM ISSUERS ANY INFORMATION REQUIRED TO BE PROVIDED TO PURCHASER PURSUANT TO UNITED STATES TREASURY REGULATION SECTION 1.1275-3(B) BY CONTACTING THE CHIEF FINANCIAL OFFICER OF VCP23, LLC AT 325 W. HURON STREET, STE. 412, CHICAGO, IL 60654.

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

PROMISSORY NOTE

$[ ]	April [__], 2021

FOR VALUE RECEIVED, each of the undersigned, VCP23, LLC, a Delaware limited liability company (“VCP23”), VCP Real Estate Holdings, LLC, a Delaware limited liability company (“VCP Real Estate”), Vision Management Services, LLC, a Delaware limited liability company (“VMS”), GTI23, Inc., a Delaware corporation (“GTI23”), GTI Core, LLC, a Delaware limited liability company (“GTI Core”), VCP IP Holdings, LLC, a Delaware limited liability company (“VCP IP”), TWD18, LLC, a Delaware limited liability company (“TWD18”) and For Success Holding Company, a Delaware corporation (“FSH” and, together with VCP23, VCP Real Estate, VMS, GTI23, GTI Core, VCP IP and TWD18, “Issuers”), hereby promises to pay to [_______] (together with its registered assigns, the “Holder”), the principal sum of [_______] ($[_______]) on the Maturity Date (as defined in the Amended and Restated Note Purchase Agreement as defined below), and with interest thereon from time to time as provided herein.

1. Note Purchase Agreement. This Promissory Note (this “Note”) is issued by Issuers, on the date hereof, pursuant to the Amended and Restated Note Purchase Agreement dated as of April 30, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), by and among Issuers, Holder, as an initial Purchaser thereunder, and the other Persons from time to time party thereto, and is subject to the terms thereof. Holder is entitled to the benefits of this Note and the Note Purchase Agreement and may enforce the agreements of Issuers contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. This Note is secured by, among other things, one or more Collateral Documents described in the Note Purchase Agreement. Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Note Purchase Agreement.

2. Interest. Issuers promise to pay interest on the sum of the principal amount of this Note (including any default interest added thereto) at the aggregate rate and in the manner and times set forth in the Note Purchase Agreement.

3. Repayment; Prepayment. Issuers shall repay the outstanding principal amount of this Note as set forth in the Note Purchase Agreement. Prepayments made by Issuers, if any, will be made in accordance and subject to the terms of the Note Purchase Agreement.

4. Amendment. Amendments and modifications of this Note may be made only in the manner provided in the Note Purchase Agreement.

5. Suits for Enforcement.

(a) Upon the occurrence of any one or more Events of Default, the Holder of this Note may, during the continuation thereof, proceed to protect and enforce its rights hereunder by suit in equity, action at law, or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Note Purchase Agreement, this Note or any other Loan Document or in aid of the exercise of any power granted in the Note Purchase Agreement, this Note or any other Loan Document, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of Holder of this Note.

(b) Issuers shall pay all costs of enforcement of this Note to the extent and in the manner set forth in the Note Purchase Agreement.

6. Remedies Cumulative. No remedy conferred upon Holder herein or in the Note Purchase Agreement or any other Loan Document is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, under the Note Purchase Agreement or under any other Loan Document or now or hereafter existing at law or in equity or by statute or otherwise.

7. Transfer. This Note may be transferred or assigned, in whole or in part, by Holder at any time subject to the limitations set forth in the Note Purchase Agreement and herein. Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

8. Replacement of Note. On receipt by Issuers of an affidavit of an authorized representative of Holder, in form and substance reasonably satisfactory to Issuers, stating the circumstances of the loss, theft, destruction, or mutilation of this Note (and (a) in the case of any such mutilation, on surrender and cancellation of such Note, and (b) in the case of any such loss, theft or destruction, on delivery of a bond of indemnity reasonably satisfactory to Issuers or, at the option of Holder, an indemnity agreement in form and substance reasonably satisfactory to Issuers), Issuers, at their own expense, will promptly execute and deliver, in lieu thereof, a replacement Note.

9. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises, and agreements in this Note by or on behalf of Issuers shall bind their successors and assigns, whether so expressed or not.

10. Obligations Joint and Several. The obligations of the Issuers hereunder shall be joint and several.

11. Miscellaneous. The provisions of Article 11 of the Note Purchase Agreement apply to this Note as if they were set forth herein mutatis mutandis.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Issuers have caused this Note to be executed as of the date first written above.

ISSUERS:

VCP23, LLC

By:
Name:
Title:

VCP REAL ESTATE HOLDINGS, LLC

By: VCP23, LLC, its manager

By:
Name:
Title:

VISION MANAGEMENT SERVICES, LLC

By: VCP23, LLC, its manager

By:
Name:
Title:

GTI23, INC.

By:
Name:
Title:

GTI CORE, LLC

By:
Name:
Title:

SIGNATURE PAGE TO PROMISSORY NOTE

VCP IP HOLDINGS, LLC

By: VCP23, LLC, its manager

By:
Name:
Title:

TWD18, LLC

By: VCP23, LLC, its manager

By:
Name:
Title:

FOR SUCCESS HOLDING COMPANY

By:
Name:
Title:

SIGNATURE PAGE TO PROMISSORY NOTE